UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2018

VICON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New York	1-7939	11-2160665
(State of Incorporation or	(Commission File Number)	(IRS Employer
Organization)		Identification No.)

135 Fell Court, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

(631) 952-2288
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously announced, on June 14, 2018, Vicon Industries, Inc. (the “Company”) received a letter from NYSE American LLC (the “NYSE”) stating that the Company was not in compliance with the stockholders’ equity continued listing standards set forth in Section 1003(a)(ii) of the NYSE American Company Guide, and that to maintain its listing with the NYSE, the Company would be required to submit a plan of compliance by July 16, 2018.

On July 10, 2018, after careful consideration of the Company’s available options and its assessment of the probability of the Company regaining compliance with the NYSE’s listing requirements, the Board of Directors of the Company determined that the Company would not submit a plan of compliance to the NYSE, and approved (i) the filing of an application to have the Company’s common stock quoted on the OTCQB Venture Market (“OTCQB”), and the (ii) the delisting of the Company’s common stock from the NYSE, including the filing of a Form 25 with the Securities and Exchange Commission in connection therewith.

The transition to the OTCQB will not affect the Company’s business operations, and following such transition, the Company will continue to make all required filings with the SEC on Forms 10-K, 10-Q and 8-K, and will remain subject to all other SEC rules and regulations applicable to reporting companies under the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated July 10, 2018 Announcing Intent to Trade on the OTCQB Venture Market

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2018

VICON INDUSTRIES, INC.

By: /s/ John M. Badke
John M. Badke
Chief Operating Officer and
Chief Financial Officer